CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Marketocracy Funds and to the use of our report dated August 23, 2010 on the financial statements and financial highlights of The Masters 100sm Fund, a series of Marketocracy Funds.   Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
October 27, 2010